                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                                 August 15, 2001
                Date of Report (Date of earliest Event reported)

                           WIRELESS WEBCONNECT!, INC.
             (Exact name of registrant as specified in its charter)

    Delaware                            001-10588                75-1993841
(State or other jurisdiction of  (Commission File Number)    (IRS Employer
incorporation)                                              Identification No.)

2155 Chenault, Suite 314, Carrollton, Texas                       75006
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code: (214) 390-0051

         (Former name or former address, if changed since last report.)

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Item 5.  Other Events:  Management Changes.

         The Company previously disclosed the bankruptcy of Metricom,  Inc., in a  current  report  on Form  8-K  filed on July 12,  2001  (Commission  File No.
000-10588).   In   connection   with  its   bankruptcy   proceedings,   Metricom
decommissioned  the  Ricochet  wireless  network,  and as a result,  the Company ceased billing customers for Ricochet subscriptions effective August 3, 2001. It is uncertain at this time whether or not the Ricochet  wireless  network will be re-activated.

         Effective  August 15, 2001,  in  connection  with the cessation of the
Ricochet wireless Internet services,  the Company implemented an approximate 40%
reduction in its work force. Mr. John J. McDonald,  Jr., Chief Executive Officer of the Company,  has resigned as an officer of the Company, but will continue as the Chairman of the Company's board of directors. The Company has terminated the employment  of Mr.  R.  Philip  Boyd,  Chief  Financial  Officer  and  Corporate
Secretary of the  Company.  Ms.  Sandra T.  Everett will serve as interim  Chief
Financial Officer and Ms. Elizabeth Currier will serve as Corporate Secretary.

                                   SIGNATURES

         Pursuant to the  requirements of Section 13 or 15(d) of the Securities and  Exchange  Act of 1934,  the  Registrant  has duly  caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          WIRELESS WEBCONNECT!, INC.

                                          /s/  Sandra T. Everett
                                          ----------------------
                                               Sandra T. Everett
                                               Interim Chief Financial Officer

DATE:  August 30, 2001

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